UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1880 S. Dairy Ashford, Suite 300
Houston, Texas	77077-4760
(Address of principal executive offices)	(zip code)

(281) 674-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

RigNet, Inc. (the “Company”) announced on December 8, 2015, that its Board of Directors (the “Board”) has appointed Charles E. Schneider to serve as Senior Vice President and Chief Financial Officer of the Company effective immediately. Mr. Schneider succeeds Martin L. Jimmerson, who will provide support for the transition until December 31, 2015.

Prior to joining the Company, Mr. Schneider most recently served as Vice President and Chief Financial Officer, Engineering and Construction, Americas for KBR, Inc. (“KBR”). From 2010 - 2014, Mr. Schneider served as Vice President, Finance and Treasurer for KBR, from 2008-2010 as Vice President of Corporate Development and from 2006-2008 as Vice President and Treasurer. Prior to joining KBR, Mr. Schneider served as Vice President, Finance and Treasurer of CEP Operating Company LLC (a subsidiary of Complete Energy Holdings LLC) beginning in 2005 and Managing Director, Asset Marketing for Enron North America Corp. from 2002-2005.

Upon the commencement of his employment, Mr. Schneider will receive an annual base salary of $325,000 and be eligible to participate in the Company’s Short-Term Incentive Plan beginning with the 2016 fiscal year. His target payout will be 70% of his annual base salary. Mr. Schneider will be recommended to the Board at the March 2016 meeting for participation in the Company’s Long-Term Incentive Plan at 140% of his annual base salary and will receive a signing bonus of $455,000, with $330,000 to be provided in equity and $125,000 to be provided in cash to be paid in January 2016. The equity award will be comprised of stock options, vesting in equal amounts over four years and restricted stock, with restrictions lapsing in equal amounts over four years.

In the event that Mr. Schneider’s employment with the Company is terminated without “cause” or should Mr. Schneider terminate his employment for “good cause” within two years of a “change in control” (as defined in Annex I to the employment letter), he will be entitled to receive (i) one and one half years of annual base salary and target bonus at target, (ii) benefits coverage under COBRA for a period of up to twelve (12) months and (iii) $20,000 in outplacement services.

There are no family relationships between Mr. Schneider and any director or executive officer of the Company and there are no transactions between Mr. Schneider and the Company that would be reportable under Item 404(a) of Regulation S-K.

The full text of the press release announcing Mr. Schneider’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release of RigNet, Inc. dated December 8, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

By:	/s/ WILLIAM D. SUTTON
William D. Sutton
Senior Vice President, General Counsel

Dated: December 8, 2015

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